Exhibit (h)(9)
Appendix A
     The Fund shall pay the Transfer Agent, as full compensation for services provided and expenses assumed hereunder, a fee for each series of the Fund, computed daily and payable monthly at the annual rates listed below as a percentage of the average daily net assets of such series:

		Effective
Fund	Rate of Compensation	Date
Vantagepoint Low Duration Bond Fund	0.35%	3/1/1999

Vantagepoint Inflation Protected Securities Fund	0.35%	3/1/1999

Vantagepoint Equity Income Fund	0.35%	3/1/1999

Vantagepoint Growth & Income Fund	0.35%	3/1/1999

Vantagepoint Growth Fund	0.35%	3/1/1999

Vantagepoint Aggressive Opportunities Fund	0.35%	3/1/1999

Vantagepoint International Fund	0.35%	3/1/1999

Vantagepoint Core Bond Index Fund	Class I shares: 0.30% Class II shares: 0.10%	3/1/1999

Vantagepoint 500 Stock Index Fund	Class I shares: 0.30% Class II shares: 0.10%	3/1/1999

Vantagepoint Broad Market Index Fund	Class I shares: 0.30% Class II shares: 0.10%	3/1/1999

Vantagepoint Mid/Small Company Index Fund	Class I shares: 0.30% Class II shares: 0.10%	3/1/1999

Vantagepoint Overseas Equity Index Fund	Class I shares: 0.30% Class II shares: 0.10%	3/1/1999

Vantagepoint Model Portfolio Savings Oriented Fund	0.00%	12/1/2000

Vantagepoint Model Portfolio Conservative Growth Fund	0.00%	12/1/2000

Vantagepoint Model Portfolio Traditional Growth Fund	0.00%	12/1/2000

Vantagepoint Model Portfolio Long Term Growth Fund	0.00%	12/1/2000

Vantagepoint Model Portfolio All-Equity Growth Fund	0.00%	12/1/2000

		Effective
Fund	Rate of Compensation	Date
Milestone Retirement Income Fund	0.00%	1/3/2005

Milestone 2010 Fund	0.00%	1/3/2005

Milestone 2015 Fund	0.00%	1/3/2005

Milestone 2020 Fund	0.00%	1/3/2005

Milestone 2025 Fund	0.00%	1/3/2005

Milestone 2030 Fund	0.00%	1/3/2005

Milestone 2035 Fund	0.00%	1/3/2005

Milestone 2040 Fund	0.00%	1/3/2005

Vantagepoint Discovery Fund	0.35%	10/26/2007

Vantagepoint Select Value Fund	0.35%	10/26/2007

Vantagepoint Diversifying Strategies Fund	0.35%	10/26/2007

Milestone 2045 Fund	0.00%	1/4/2010
Approved: March 1, 1999
Last amended: March 26, 2011

IN WITNESS WHEREOF, the parties hereto have caused this amended Schedule to be executed by their officers designated below as of the 26th day of March, 2011.

THE VANTAGEPOINT FUNDS
By:	/s/ Angela C. Montez
Angela C. Montez
Secretary

Approved by:	/s/ Elizabeth S. Glista
Elizabeth S. Glista
Treasurer

VANTAGEPOINT TRANSFER AGENTS, LLC
By:	/s/ Angela C. Montez
Angela C. Montez
Assistant Secretary ICMA Retirement Corporation

Approved by:	/s/ Elizabeth S. Glista
Elizabeth S. Glista
Treasurer

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